Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., March 27, 2014 /PRNewswire/ -- Today, the Board of Directors of Bank of South Carolina Corporation, (NASDAQ: BKSC) the parent Company for The Bank of South Carolina, declared a quarterly dividend of $.13 per share. Fleetwood S. Hassell, President and Chief Executive Officer, stated, "As we move down the 2014 path, your bank continues to meet its earnings plan and is, once again, pleased to announce a $.13 per share dividend payable on April 30th, 2014 to our shareholders of record of April 8th, 2014. With the exception of two quarters, this makes the 97th consecutive quarterly cash dividend paid by the Bank of South Carolina."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. Our website is www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

CONTACT: Sheryl G. Sharry, TELEPHONE: (843) 724-1500